As filed with the Securities and Exchange Commission on March 30, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POINTER TELOCATION LTD.
(Exact name of Registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

14 Ha'melacha Street
Park Afek, Rosh Ha'ayin, 48091, Israel
972-3-572-3111
(Address of Registrant’s principal executive offices)

POINTER TELOCATION LTD. EMPLOYEE SHARE OPTION PLAN (2003)
(Previously named Nexus Telocation Systems Ltd. Employee Share Option Plan (2003))
(full title of the plan)

Pointer Telocation Ltd.
14 Ha'melacha Street
Park Afek, Rosh Ha'ayin, 48091, Israel
972-3-572-3111
 (Name and address of agent for service)
(Telephone number, including area code, of agent for service)
Copies to:

    Orly Tsioni, Adv.
       Yigal Arnon & Co.
1Azrieli Center
            Tel Aviv 67021, Israel
 (972-3) 608-7777

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered1	Proposed maximum offering price per share	Proposed maximum aggregate offering price per share	Amount of registration fee2
Ordinary Shares	500,000	$5.96	$2,980,000	$346

1
In addition, in accordance with Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of shares as may become subject to options under the Pointer Telocation Ltd. Employee Share Option Plan (2003) (Previously known as Nexus Telocation Systems Ltd. Employee Share Option Plan (2003)) as a result of the adjustment provisions therein.

2
The registration fee for Ordinary Shares which may be purchased upon exercise of outstanding options under the plan was calculated pursuant to Rule 457(h) and pursuant to Section 6(b) of the Securities Act of 1933, as amended by taking the average of high and low prices of the Ordinary Shares on the Nasdaq Capital Market on March 28, 2011.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities Exchange Commission for the purpose of registering an additional 500,000 Ordinary Shares, par value NIS 3.00 each, of Pointer Telocation Ltd. (the "Registrant"), issuable pursuant to the Registrant's Employee Share Option Plan (2003), as amended (the "Plan"). The Registrant's earlier Registration Statements on Form S-8, filed on March 9, 2004, file number 333-113420, relating to 15,000,000 of its Ordinary Shares, par value NIS 0.03 each (which after the consolidation of the share capital of the Registrant constitutes 150,000 Ordinary Shares, par value NIS 3.00 each), filed on September 9, 2004, file number 333-118897, relating to 3,000,000 of its Ordinary Shares, par value NIS 0.03 each (which after the consolidation of the share capital of the Registrant constitutes 30,000 Ordinary Shares, par value NIS 3.00 each), filed on December 29, 2006, file number 333-139717, relating to 100,000 of its Ordinary Shares, par value NIS 3.00 each, and filed on March 15, 2007, file number 333-141306, relating to 150,000 of its Ordinary Shares, par value NIS 3.00 each, issuable pursuant to the Plan, is incorporated herein by reference. These additional 500,000 Ordinary Shares, par value NIS 3.00 each, have become authorized for issuance under the Plan in accordance with the resolution of the Board of Directors of the Registrant adopted in their meeting held January 13, 2011.

PART II

INFORMATION REQRUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Certain Information by Reference

Pursuant to General Instruction E to Form S-8 the following documents filed by the Registrant are incorporated by reference in this registration statement.

Registrant’s Annual Report on Form 20-F for the year ended December 31, 2010,  filed on March 30, 2011, including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

In addition, all subsequent annual reports filed on Form 20-F prior to the termination of this offering are incorporated by reference into this Registration Statement. Also, we may incorporate by reference our future reports on Form 6-K by stating in those Forms that they are being incorporated by reference into this prospectus.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.	Exhibits
Exhibit 5.1 Exhibit 23.1 Exhibit 23.2 Exhibit 23.3 Exhibit 23.4 Exhibit 24.1	Opinion of Yigal Arnon & Co.

Consent of Yigal Arnon & Co. (included in the opinion of Yigal Arnon & Co. filed as Exhibit 5.1 herein).

Consent of Kost Forer Gabbay & Kasierer - Independent Registered Public Accounting Firm

Consent of Grant Thornton Argentina S.C.

Consent of Salles, Sainz – Grant Thornton, S.C.

Power of Attorney (see Page II-3 of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha'ayin, State of Israel, on the 30th day of March, 2011.

POINTER TELOCATION LTD. By: /s/ Yossi Ben Shalom Yossi Ben Shalom, Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yossi Ben Shalom, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Pointer Telocation Limited, any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yossi Ben Shalom	Chairman of the Board of Directors	March 30, 2011
Yossi Ben Shalom
/s/ David Mahlab	Chief Executive Officer	March 30, 2011
David Mahlab
/s/ Zvi Fried	Chief Financial Officer	March 30, 2011
Zvi Fried
/s/ Barak Dotan	Director	March 30, 2011
Barak Dotan
/s/ Alicia Rotbard	Director	March 30, 2011
Alicia Rotbard
/s/ Yoel Rosenthal	Director	March 30, 2011
Yoel Rosenthal
/s/ Zvi Rotenberg	Independent Director	March 30, 2011
Zvi Rotenberg
/s/ Gil Oren	Independent Director	March 30, 2011
Gil Oren

EXHIBIT INDEX

Exhibit 5.1 Exhibit 23.1 Exhibit 23.2 Exhibit 23.3 Exhibit 23.4 Exhibit 24.1	Opinion of Yigal Arnon & Co.

Consent of Yigal Arnon & Co. (included in the opinion of Yigal Arnon & Co. filed as Exhibit 5.1 herein).

Consent of Kost Forer Gabbay & Kasierer - Independent Registered Public Accounting Firm

Consent of Grant Thornton Argentina S.C.

Consent of Salles, Sainz – Grant Thornton, S.C.

Power of Attorney (see Page II-3 of this Registration Statement)